
   <ARTICLE>                   5
   <LEGEND>                    This schedule contains a summary financial
                               information extracted from the Newell Co. and
                               Subsidiaries Consolidated Balance Sheets and
                               Statements of Income and is qualified in its
                               entirety by reference to such financial
                               statements.
   <MULTIPLIER>                1,000

   <PERIOD-TYPE>                    12-MOS
   <FISCAL-YEAR-END>                DEC-31-1998
   <PERIOD-END>                     DEC-31-1998
   <CASH>                                57,513
   <SECURITIES>                               0
   <RECEIVABLES>                        652,354
   <ALLOWANCES>                         (24,470)<F1>
   <INVENTORY>                          714,531
   <CURRENT-ASSETS>                   1,591,075
   <PP&E>                             1,330,851<F2>
   <DEPRECIATION>                      (495,205)<F2>
   <TOTAL-ASSETS>                     4,327,912
   <CURRENT-LIABILITIES>                821,456
   <BONDS>                              866,211
   <PREFERRED-MANDATORY>                500,000
   <PREFERRED>                                0
   <COMMON>                             162,739
   <OTHER-SE>                         1,749,268
   <TOTAL-LIABILITY-AND-EQUITY>       4,327,912
   <SALES>                            3,720,040
   <TOTAL-REVENUES>                   1,171,976
   <CGS>                              2,548,064
   <TOTAL-COSTS>                      3,185,940
   <OTHER-EXPENSES>                    (150,746)
   <LOSS-PROVISION>                       4,683<F1>
   <INTEREST-EXPENSE>                    60,397
   <INCOME-PRETAX>                      684,846
   <INCOME-TAX>                         288,690
   <INCOME-CONTINUING>                  396,156
   <DISCONTINUED>                             0
   <EXTRAORDINARY>                            0
   <CHANGES>                                  0
   <NET-INCOME>                         396,156
   <EPS-PRIMARY>                           2.44
   <EPS-DILUTED>                           2.38








   <F1> Allowances for doubtful accounts are reported as contra account to accounts receivable. The Corporate reserve for bad debts is a percentage of trade receivables based on the bad debts experienced in one or more past years, general economic conditions, the age of the receivables and other factors that indicate the element of uncollectibility in the receivables outstanding at the end of the period.

   <F2> See note 5 to the consolidated financial statements.


